Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA RELATIONS	INVESTOR RELATIONS
Heather Bentley 212-492-8992	Susan Hyde 212-492-1151
hbentley@wpcarey.com	shyde@wpcarey.com
Media Kit: www.wpcarey.com/MediaKit
W. P. CAREY REPORTS FIRST QUARTER FINANCIAL RESULTS
     NEW YORK, NY, May 9, 2006 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three-month period ended March 31, 2006.
QUARTERLY RESULTS
•	Total revenues for the three-month period increased 6% to $47.9 million, as compared to $45.3 million for the same period in 2005.

•	Income from continuing operations for the three-month period increased 12% to $15.0 million, as compared to $13.3 million for the same period in 2005.

•	Net income for the three-month period increased 89% to $11.1 million, as compared to $5.9 million for the same period in 2005. This higher net income was due in large part to a decrease in impairment charges from $9.7 million in 2005 to $3.4 million in 2006.

•	Diluted earnings per share (EPS) for the three-month period increased 93% to $0.29 as compared to $0.15 for the same period in 2005.

•	Funds from Operations (FFO) for the three-month period, as per the attached schedule, which are calculated consistently with the Company’s prior FFO reporting, decreased 7% to $0.57 per diluted share, or $21.8 million, as compared to $0.61 per diluted share, or $23.9 million, for the comparable period in 2005. The change is largely due to an increase in the current tax liability as it relates to the timing of the payment of deferred acquisition fees.

•	Cash flows from operating activities for the three-month period decreased 8% to $25.3 million, as compared to $27.5 million for the comparable period in 2005, as an increasing amount of our management income was received in shares of the Corporate Property

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Associates (CPA®) funds. Cash flow was also negatively affected because the Company absorbed unreimbursed marketing costs as a result of not raising funds on behalf of CPA®:16 — Global during the first quarter of 2006.
•	The Board of Directors raised the quarterly cash distribution to $0.452 per share, which was paid on April 13, 2006 to shareholders of record on March 31, 2006. Upon payment of the quarterly cash distributions on April 13, 2006, W. P. Carey & Co. LLC and its CPA® funds paid more than $2 billion through 700 distributions to investors since the inception of the first CPA® fund in 1979.
INVESTMENT ACTIVITY
•	For the three-month period ended March 31, 2006, the Company completed five investments in four industries totaling $255 million on behalf of its funds, CPA®:15 and CPA®:16 — Global, as compared to $367 million for the three-month period ended March 31, 2005.
•	72% of investments in the first quarter of 2006 were made internationally, consisting of an acquisition of fifteen retail facilities and one office building located throughout Poland from OBI AG, the fourth largest ‘Do-It-Yourself’ retailer in the world headquartered in Germany, for a total purchase price of approximately $183 million. The lease is guaranteed by the German parent and is denominated in Euros.
GROWTH IN ASSETS UNDER MANAGEMENT
•	The CPA® series of non-traded REITs had assets valued at approximately $6.6 billion on March 31, 2006, which represents a 15% increase as compared to March 31, 2005.

•	Since 2000, the Company’s assets under management more than tripled, reflecting an annual compound growth rate of 29%.

•	As of March 31, 2006, the occupancy rate of W. P. Carey’s 17 million square foot portfolio was approximately 95%. As of March 31, 2006, the occupancy rate of the W. P. Carey Group’s 95 million square foot portfolio — which includes both the CPA® series of funds as well as W. P. Carey’s directly-owned assets — was approximately 99%.
CPA®:16 — GLOBAL PUBLIC OFFERING
•	W. P. Carey & Co.’s affiliated non-traded income generating real estate fund, CPA®:16 - Global, resumed fundraising effective March 27, 2006 and raised over $50 million in its

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first month of sales. The fund is seeking to raise up to $550 million through its current offering, after having raised $553 million through its initial public offering which concluded in March 2005.
ANNUAL SHAREHOLDER MEETING
•	The W. P. Carey & Co. LLC 2006 Annual Shareholder Meeting will take place on Wednesday, June 7th at 2:00 PM at The New York Hilton Hotel located at 1335 Avenue of the Americas in Manhattan. All shareholders are invited to attend. In addition, a live webcast of the event will be available on the Company’s website and will be archived on the website following the meeting.
     Gordon F. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, said, “Our results for the first quarter of this year demonstrate our continued focus on consistent growth. Our revenues and net income increased and continued to deliver healthy cash flow from operations. We continue to increase our assets under management and build upon our solid record of accomplishments for our CPA® fund investors. As we have said in the past, we operate in an increasingly competitive global environment and we are focused on remaining disciplined in pursuing investment opportunities.”
CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to register for call.
Time:	Tuesday, May 9, 2006 11:00 am (ET)
Call-in number:	1-800-481-9591 (International) 719-457-2731
Webcast:	www.wpcarey.com/earnings
Podcast:	www.wpcarey.com/podcast — Available after 2:00 PM (ET)
Replay:	Call 1-888-203-1112 (International) 719-457-0820 Access code 9980480 Available after 2:00 PM
W. P. CAREY & CO. LLC
     Founded in 1973, W. P. Carey & Co. LLC is a leading global real estate investment firm. The Company provides asset management services to its CPA® series of income generating real estate funds. With $4.5 billion in equity capital, the W. P. Carey Group is one

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of the largest providers of net lease financing for corporations worldwide. The Group owns more than 675 commercial and industrial properties in 13 countries, representing over 95 million square feet, valued at more than $7.7 billion. www.wpcarey.com
     Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
(TABLES FOLLOW)
     This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share and share amounts)

	Three months ended March 31,
	2006	2005
REVENUES:
Asset management revenue	$17,360	$15,432
Structuring revenue	9,892	10,707
Rental income	14,822	13,045
Interest income from direct financing leases	3,421	3,836
Other operating income	528	559
Revenues of other business operations	1,863	1,728

	47,886	45,307

OPERATING EXPENSES:
General and administrative	(14,156)	(13,811)
Depreciation	(3,645)	(3,088)
Amortization	(2,284)	(2,203)
Property expenses	(1,837)	(1,715)
Impairment charge	—	(800)
Operating expenses of other business operations	(1,567)	(1,516)

	(23,489)	(23,133)

OTHER INCOME AND EXPENSES:
Other interest income	727	842
Income from equity investments	1,550	1,368
Minority interest in income	(862)	(632)
Gain (loss) on foreign currency transactions and other gains, net	250	(350)
Interest expense	(4,388)	(4,227)

	(2,723)	(2,999)

Income from continuing operations before income taxes	21,674	19,175
Provision for income taxes	(6,722)	(5,853)

Income from continuing operations	14,952	13,322

DISCONTINUED OPERATIONS:
(Loss) income from operations of discontinued properties	(530)	1,425
Loss on sale of real estate	—	(20)
Impairment charges on assets held for sale	(3,357)	(8,872)

Loss from discontinued operations	(3,887)	(7,467)

NET INCOME	$11,065	$5,855

BASIC EARNINGS PER SHARE:
Income from continuing operations	$.40	$.36
Loss from discontinued operations	(.10)	(.20)

Net income	$.30	$.16

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$.39	$.34
Loss from discontinued operations	(.10)	(.19)

Net income	$.29	$.15

DISTRIBUTIONS DECLARED PER SHARE	$0.452	$0.444

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,727,782	37,592,343

Diluted	38,627,267	39,377,650

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands, except share amounts)

	Three months ended March 31,
	2006	2005 (Revised)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,065	$5,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	6,136	5,521
Income from equity investments in excess of distributions received	(247)	(75)
Loss on sale of real estate	—	20
Minority interest in income	862	632
Straight-line rent adjustments	732	962
Management income received in shares of affiliates	(7,892)	(7,025)
Unrealized (gain) loss on foreign currency transactions and warrants	(165)	363
Impairment charges	3,357	9,672
Deferred income taxes	(2,048)	(1,140)
Realized gain on foreign currency transactions	(85)	(14)
Increase in accrued income taxes	5,671	3,514
Decrease in prepaid taxes	706	—
Tax charge — share incentive plan	—	(228)
Excess tax benefits associated with stock based compensation awards	719	830
Deferred acquisition revenue received	12,543	8,961
Increase in structuring revenue receivable	(3,039)	(1,572)
Net changes in other operating assets and liabilities	(2,968)	1,225

Net cash provided by operating activities	25,347	27,501

CASH FLOWS FROM INVESTING ACTIVITIES:
Distributions received from equity investments in excess of equity income	1,400	1,937
Capital expenditures	(674)	(312)
Payment of deferred acquisition revenue to an affiliate	(524)	(524)
Proceeds from sales of property and investments	—	3,613

Net cash provided by investing activities	202	4,714

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(16,965)	(16,584)
Contributions from minority interests	506	—
Distributions to minority interests	(136)	—
Scheduled payments of mortgage principal	(2,916)	(2,285)
Proceeds from mortgages and credit facility	10,000	20,000
Prepayments of mortgage principal and credit facility	(19,000)	(26,893)
Release of funds from escrow in connection with the financing of properties	4,031	—
Payment of financing costs	(217)	—
Proceeds from issuance of shares	1,323	1,421
Excess tax benefits associated with stock based compensation awards	77	—
Retirement of shares	(482)	—

Net cash used in financing activities	(23,779)	(24,341)

Effect of exchange rate changes on cash	49	(161)

Net increase in cash and cash equivalents	1,819	7,713
Cash and cash equivalents, beginning of year	13,014	16,715

Cash and cash equivalents, end of year	$14,833	$24,428

W. P. CAREY & CO. LLC
FUNDS FROM OPERATIONS
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2006	2005
Net income	$11,065	$5,855
Loss on sale of real estate	—	20
Funds from operations of equity investees in excess of equity income	2,825	2,227
Depreciation, amortization, deferred taxes and other non-cash charges	4,125	5,341
Funds from operations applicable to minority investees in excess of minority income	(237)	(118)
Straight-line rents	691	914
Impairment charges	3,357	9,672

Funds from operations	$21,826	$23,911

Per Share Reconciliation:

Diluted net income per share	$.29	$.15
Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	.06	.05
Plus: Depreciation and amortization, deferred taxes, straight-line rents and other non-cash charges	.13	.16
Plus: Impairment charges	.09	.25

Diluted funds from operations per share	$.57	$.61

Diluted weighted average shares outstanding	38,627,267	39,377,650

NON — GAAP FINANCIAL DISCLOSURE
W. P. Carey’s first quarter 2006 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then makes adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the following tables for a reconciliation of W. P. Carey’s FFO to net income.